UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2016 (July 11, 2016)

AMERICAN SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-12456	58-1098795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

470 East Paces Ferry Road, N.E. Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)

(404) 261-4381

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 11, 2016, American Software, Inc. (the “Company”) entered into retention agreements with the following executive officers: James C. Edenfield, J. Michael Edenfield, Vincent C. Klinges and James R. McGuone.

Each retention agreement provides for compensation to the executive upon the executive’s termination following the consummation of a “change in control” for reasons other than the executive’s retirement, death, disability or for “cause,” or upon the executive’s voluntarily termination for “good reason.” A “change in control” is generally defined in each retention agreement as a transaction involving a change in ownership or effective control of the Company, a change in the ownership of a substantial portion of the Company’s assets and a disposition of a substantial portion of the Company’s assets. “Cause” is defined in each retention agreement as the Company’s termination of the executive on the basis of criminal or civil fraud by the executive involving a material amount of the Company’s funds or participation by the executive in any act of moral turpitude. “Good reason” is defined in each retention agreement as, among other things, a material diminution in the executive’s position, duties, responsibilities and status, a reduction in the executive’s salary, a failure by the Company to continue any benefit plan or incentive plan in which the executive was eligible to participate prior to the change in control, or any action that would adversely affect such executive’s participation in such benefit plan or incentive plan, a relocation of the Company’s principal executive offices, a material breach by the Company of the terms of the retention agreement and any failure by any successor or assign of the Company to assume the Company’s obligations under the retention agreement.

The compensation payable under each retention agreement consists of a lump sum severance payment equal a multiple of the sum of the executive’s annual base salary plus the executive’s bonus for the prior year as of the date of the change in control.

In addition, following a termination of employment after a change in control, each of Mr. James C. Edenfield, Mr. J. Michael Edenfield, Mr. Klinges and Mr. McGuone are entitled to receive health insurance coverage (subject to a COBRA election) and certain other fringe benefits equivalent to those in effect at the date of termination for a period of twenty-four, thirty-six, eighteen, and eighteen months, respectively. Each retention agreement requires the executive to comply with certain covenants that preclude the executive from competing with the Company or soliciting customers or employees of the Company for a period following termination equal to the period for which fringe benefits are continued under the applicable retention agreement. Each retention agreement expires upon the earlier of the executive’s termination or three years after a change in control of the Company or any successor to the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)	The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

(d)	Exhibits.

Exhibit Number	Description

10.1	Retention Agreement, dated as of July 11, 2016, by and between American Software, Inc. and James C. Edenfield.

Exhibit Number	Description

10.2	RetentionAgreement, dated as of July 11, 2016, by and between American Software, Inc. and J. Michael Edenfield.

10.3	RetentionAgreement, dated as of July 11, 2016, by and between American Software, Inc. and Vincent C. Klinges.

10.4	RetentionAgreement, dated as of July 11, 2016, by and between American Software, Inc. and James R. McGuone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2016

AMERICAN SOFTWARE, INC. (Registrant)

By:	/s/ Vincent C. Klinges
Name:	Vincent C. Klinges
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Retention Agreement, dated as of July 11, 2016, by and between American Software, Inc. and James C. Edenfield.

10.2	Retention Agreement, dated as of July 11, 2016, by and between American Software, Inc. and J. Michael Edenfield.

10.3	Retention Agreement, dated as of July 11, 2016, by and between American Software, Inc. and Vincent C. Klinges.

10.4	Retention Agreement, dated as of July 11, 2016, by and between American Software, Inc. and James R. McGuone.